ONE MEDIA ENTERPRISES LIMITED

Condensed Consolidated Financial Statements

For the Period Ended September 30, 2017

Condensed Consolidated Balance Sheets (unaudited)2

Condensed Consolidated Statements of Operations (unaudited)3

Condensed Consolidated Statements of Cash Flows (unaudited)4

Notes to the Condensed Consolidated Financial Statements (unaudited)5

ONE MEDIA ENTERPRISES LIMITED

Condensed Consolidated Balance Sheets

(Expressed in US dollars)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS

Current Assets

Cash	$4,648	$17
Inventory	–	685

Total Current Assets	4,648	702

Intangible assets, net of accumulated amortization of $194,452 and $119,452, respectively	305,548	380,548

Total Assets	310,196	381,250

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	254,640	197,495
Advances from related parties	47,623	83,854
Notes payable	1,072,959	998,956
Convertible debentures	230,000	200,000
Deferred revenue	–	1,612

Total Current Liabilities	1,605,222	1,481,917

Convertible debentures – long term	–	30,000

Total Liabilities	1,605,222	1,511,917

STOCKHOLDERS’ DEFICIT

Common stock
Authorized: 1,000 common shares with par value of £1.00 per share
Issued and outstanding: 1,000 common shares	1,547	1,547

Accumulated deficit	(1,296,573)	(1,132,214)

Total Stockholders’ Deficit	(1,295,026)	(1,130,667)

Total Liabilities and Stockholders’ Deficit	310,196	381,250

(The accompanying notes are an integral part of these condensed consolidated financial statements)

ONE MEDIA ENTERPRISES LIMITED

Condensed Consolidated Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the three months ended September 30, 2017 $	For the three months ended September 30, 2016 $	For the nine months ended September 30, 2017 $	For the nine months ended September 30, 2016 $

Revenues	$–	$–	$1,612	$–
Cost of Goods Sold	–	–	685	–

Gross Profit	–	–	927	–

Operating Expenses

Amortization expense	25,000	25,000	75,000	75,000
Consulting expense	8,250	–	24,750	–
General and administrative	6,746	8,345	21,372	38,411

Total Operating Expenses	39,996	33,345	121,122	113,411

Operating Loss	(39,996)	(33,345)	(120,195)	(113,411)

Other Income (Expense)
Interest expense	(11,343)	(3,874)	(33,993)	(10,889)
Gain (loss) on foreign currency translation	(3,755)	3,146	(10,171)	14,196

Total Other Income (Expense)	(15,098)	(728)	(44,161)	3,307

Net Loss	(55,094)	(34,073)	(164,359)	(110,104)
Net Income (Loss) Per Share, Basic and Diluted	(55,09)	(34.07)	(164.36)	(110.14)
Weighted Average Shares Outstanding – Basic and Diluted	1,000	1,000	1,000	1,000

(The accompanying notes are an integral part of these condensed consolidated financial statements)

ONE MEDIA ENTERPRISES LIMITED

Condensed Consolidated Statements of Cashflow

(Expressed in US dollars)

(unaudited)

	For the nine months ended September 30, 2017 $	For the nine months ended September 30, 2016 $

Operating Activities

Net loss	$(164,359)	$(110,104)

Adjustments to reconcile net loss to net cash provided by operating activities:

Amortization expense	75,000	75,000

Changes in operating assets and liabilities:

Inventory	685	–
Accounts payable and accrued liabilities	57,553	7,476
Deferred revenue	(1,612)	1,612

Net Cash Used In Operating Activities	(32,733)	(26,016)

Financing Activities

Proceeds from notes payable	73,595	11,076
Proceeds from convertible debentures		30,000
Proceeds from related party	12,153	21,809
Repayment to related party	(48,384)	(36,845)

Net Cash Provided by Financing Activities	37,364	26,040

Increase in Cash	4,631	24

Cash – Beginning of Period	17	273

Cash – End of Period	4,648	297

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these condensed consolidated financial statements)

ONE MEDIA ENTERPRISES LIMITED

Notes to the Condensed Consolidated Financial Statements

(Expressed in US dollars)

(unaudited)

1.Nature of Operations and Continuance of Business

One Media Enterprises Limited (the “Company”) was incorporated in England and Wales on December 18, 2012. The Company is a medical mobile software/data collection company that sells health and smart watches operated through its wholly-owned subsidiary, One Media Partners Inc. (“OMP”), a company incorporated in the State of Delaware on October 22, 2012. On October 22, 2015, the Company entered into an investment agreement with Shenzhen Yinuo Technologies Ltd.(“Yinuo”), a China company, where the Company acquired a 50% ownership of all intellectual property developed by Yinuo in exchange for $500,000 which was settled through the issuance of a promissory note.

Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of September 30, 2017, the Company has not recognized significant revenue, has a working capital deficit of $1,600,574, and has an accumulated deficit of $1,296,573. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.Summary of Significant Accounting Policies

(a)Basis of Presentation and Principles of Consolidation

The accompanying interim condensed consolidated financial statements of the Company should be read in conjunction with the consolidated financial statements and accompanying notes for the year ended December 31, 2016. These interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

These interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The condensed consolidated financial statements are comprised of the records of the Company and its wholly owned subsidiary, One Media Partners Inc., a company incorporated in the State of Delaware. All intercompany transactions have been eliminated on consolidation. The Company’s fiscal year end is December 31.

(b)Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the fair value and estimated useful life of intangible assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Condensed Consolidated Financial Statements

(Expressed in US dollars)

(unaudited)

2.Summary of Significant Accounting Policies (continued)

(c)Revenue Recognition

The Company recognizes revenue from sale of watches and other products. Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured. The Company is not exposed to any credit risks as amounts are paid prior to shipment of the products.

(d)Basic and Diluted Net Income (Loss) per Share

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of September 30, 2017 and December 31, 2016, the Company had no potentially dilutive common shares outstanding.

(e)Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are required to be in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

(f)Subsequent Events

The Company evaluated subsequent events through the date when financial statements were issued for disclosure consideration.

3.Intangible Assets

On October 22, 2015, the Company entered into an investment agreement with Yinuo whereby the Company acquired 50% of the intellectual property developed by Yinuo in exchange for the issuance of a $500,000 promissory note, which is unsecured, non-interest bearing, and is due on demand.

	September 30, 2017	December 31, 2016

Acquisition value	$500,000	$500,000
Accumulated amortization	(194,452)	(119,452)

	305,548	380,548

(a)As of September 30, 2017 and December 31, 2016, the Company owed Robert Wagner, CEO and director of the Company, an aggregate of $37,993 and $74,224, respectively, for advances to fund the Company’s operations. During the nine months ended September 30, 2017 and 2016, the Company received advances of $12,153 and $21,809 and repaid advances in the amount of $48,384 and $36,844, respectively. The advances are unsecured, non-interest bearing, due on demand.

(b)As of September 30, 2017 and December 31, 2016, a company controlled by Irving Aronson, an officer of the Company, advanced the Company an aggregate of $8,642 to fund the Company’s operations. During the three and nine months ended September 30, 2016, the Company received $nil and $7,113, respectively. The advances are unsecured, non-interest bearing, due on demand.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Condensed Consolidated Financial Statements

(Expressed in US dollars)

(unaudited)

4.Related Party Transactions (continued)

(c)As of September 30, 2017 and December 31, 2016, a Company controlled by Irving Aronson, an officer of the Company, advanced the Company an aggregate of $988 to fund the Company’s operations. During the three and nine months ended September 30, 2016, the Company received $nil and $988, respectively. The advances are unsecured, non-interest bearing, due on demand.

5.Inventory

	September 30, 2017 $	December 31, 2016 $

Sensation Health Watch	–	340
Evolution Smart Watch	–	345

	–	685

6.Notes Payable

(a)As of September 30, 2017 and December 31, 2016, the Company had notes payable to a non-related party of $456,009 and $430,076 and accrued interest on the notes of $117,127 and $86,500, respectively. The amounts owing are secured by the assets of the Company and are due on demand.

(b)On October 22, 2015, the Company acquired 50% of the intellectual property developed by Yinuo in exchange for the issuance of a $500,000 promissory note, which is unsecured, non-interest bearing, and is due on demand. As of September 30, 2017 and December 31, 2016, the balance due to Yinuo was $500,000.

(c)As of September 30, 2017 and December 31, 2016, the Company had notes payable of $72,550 and $68,880 to various investors for financing of the Company’s operations. The notes are unsecured, non-interest bearing, and due on demand.

7.Convertible Notes Payable

(a)In July 2015, the Company entered into a convertible note agreement of $200,000 with a non-related party. The note was unsecured, non-interest bearing and subsequently amended, to become due on demand, upon mutual agreement between the investor and the Company. The notes conversion terms are as follows: (i) outstanding principle of $60,000 shall be converted into shares representing 5% of the Company (ii) outstanding principle of $140,000 shall be converted into shares representing 10% of the Company.

(b)In April 2016, the Company entered into a convertible note agreement of $20,000 with a non-related party. The amount is unsecured, bears interest at 15% per annum, and is due on March 3, 2018. The principal amount and accrued interest is convertible into common shares at a rate of 50% of the market price of the Company’s common shares upon the completion of an IPO or other qualified financing.

(c)On August 15, 2016, the Company entered into a convertible note agreement of $10,000 with a non-related party. The amount is unsecured, bears interest at 30% per annum, and is due on March 3, 2018. The principal amount and accrued interest is convertible into common shares at a rate of 50% of the market price of the Company’s common shares upon the completion of an IPO or other qualified financing.

8.Common Shares

On December 8, 2012, the Company issued 1,000 common shares to management and officers of the Company for $1,547 (£1,000) for services.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Condensed Consolidated Financial Statements

(Expressed in US dollars)

(unaudited)

9.Management Fees

The Company has a management agreement with Angelfish Investment PLC, a Wales company, to provide management and consulting services to the Company. As of September 30, 2017 and December 31, 2016, the payable associated with the management fees to Angelfish was $123,949 and $107,172, respectively.

10.Subsequent Events

On May 8, 2017, the Company entered into a share exchange agreement (the “Agreement”) with One Life Technologies Corp. (formerly Oculus Inc.) (“One Life”), a company incorporated in the State of Nevada on January 9, 2014. Pursuant to the Agreement, One Life will acquire 100% of the issued and outstanding common shares of the Company in exchange for the issuance of 40,000,000 shares of common stock and 5,000,000 shares of preferred stock of One Life. The Agreement is subject to: (i) a name change of One Life to accurately reflect the post transaction of the business (completed); (ii) completion of a two-for-one forward split of One Life’s common stock (completed); (iii) an increase in the One Life’s authorized shares of common stock from 200,000,000 to 500,000,000 shares of common stock (completed); (iv) cancellation of 35,000,000 shares of common stock of One Life and returned to treasury; and (v) the Company providing One Life with audited financial statements.